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CUSIP No. 127549103                        13G                 Page 7 of 8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G


                                 July 2, 1997





    MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY ASSET MANAGEMENT  LIMITED

    BY:    /s/ Peter Nadosy
           -------------------------------------------------------------------
           Morgan Stanley Asset Management Limited
           Peter Nadosy / Director Morgan Stanley Asset
                            Management Limited



           MORGAN STANLEY GROUP INC.

    BY:    /s/ Bruce Bromberg
           -------------------------------------------------------------------
           Morgan Stanley, Dean Witter, Discover & Co.
           Bruce Bromberg / Morgan Stanley & Co., Incorporated